Exhibit 10

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                      SUTHERLAND, ASBILL & BRENNAN Farragut
                        Building, 900-17th Street., N.W.
                             Washington, D.C. 20006
                                 (202) 296-4800


                                        November 8, 1968


The Great-West Life Assurance Company
Great-West Variable Annuity Account A
60 Osborne Street North
Winnipeg 1, Manitoba, Canada

Gentlemen:

        We have acted as counsel for The Great-West Life Assurance Company ("Great-West") and Great-West Variable Annuity Account A ("Variable Annuity Account A") in connection with the preparation of the Registration Statement on Form S-5 (SEC File No. 2-29033) filed by Great-West and Variable Annuity Account A with the Securities and Exchange Commission under the Securities Act of 1933 and the amendments thereto (the "Registration Statement"), with respect to Group Variable Annuity Contracts ("Group Contracts").

        In so acting, we have made such examination of the law and examined such records and documents as we have deemed appropriate to render the opinion expressed below. As to all matters of corporate procedures and all applicable requirements of Canadian law and all applicable requirements of laws of states of the United States in which Great-West is licensed to transact business relating to the Group Contracts, we have relied upon the opinion of D. C. Bjarnason, Esq., Assistant Legal Officer of Great-West, dated October 31, 1968, filed as Exhibit 9 to the Registration Statement.

        It is our opinion that upon acceptance of purchase payments on behalf of a Participant pursuant to a Group Contract issued in accordance with the Prospectus contained in the Registrations Statement, and upon compliance with applicable local law, such Participant will have a legally issued, fully paid and non-assessable contractual interest under such Group Contract.

        You may use this opinion letter or a copy thereof as an exhibit to the Registration Statement, and you may use our name as counsel under the caption "Legal Opinions" in the prospectus.

                                Very truly yours,

                                                   SUTHERLAND, ASBILL & BRENNAN

                           By: /s/ James V. Heffernan
                                                         James V. Heffernan